Exhibit 5.1

LAW OFFICES OF

CLINE, WILLIAMS, WRIGHT, JOHNSON & OLDFATHER, L.L.P.

FREDRIC H. KAUFFMAN	ONE PACIFIC PLACE 1125 SOUTH 103RD STREET, SUITE 320 OMAHA, NEBRASKA 68124-1090 (402) 397-1700 FAX (402) 397-1806 www.clinewilliams.com			JOHN C. HEWITT
DONALD F. BURT				JOHN L. HORAN
STEPHEN E. GEHRING				MICHAEL C. PALLESEN
KEVIN COLLERAN				TRACY A. OLDEMEYER
L. BRUCE WRIGHT				PAMELA EPP OLSEN
ROBERT J. ROUTH				TRENT R. SIDDERS
JAMES M. BAUSCH				JENNIE A. KUEHNER
DAVID R. BUNTAIN				ANDRE R. BARRY
STEPHEN H. NELSEN				TRAVIS P. O’GORMAN
MICHAEL C. MUELLER				DOUGLAS R. ABERLE
DANIEL R. STOGSDILL				BRIAN J. ADAMS
SCOTT D. KELLY				STANTON N. BEEDER
TERRY R. WITTLER	LINCOLN	AURORA	SCOTTSBLUFF	LAURA R. HEGGE
MARK A. CHRISTENSEN	1900 U.S. BANK BUILDING	1207 M STREET	RAILWAY OFFICE PLAZA	BREN H. CHAMBERS
RICHARD P. GARDEN JR.	233 SOUTH 13TH STREET	P.O. BOX 510	115 RAILWAY STREET, SUITE A-115	AUSTIN L. McKILLIP
SHAWN D. RENNER	LINCOLN, NEBRASKA 68508-2094	AURORA NEBRASKA 68818	SCOTTSBLUFF, NEBRASKA69361	TESSA P. HERMANSON
JOHN C. MILES	(402) 474-6900	(402) 694-6314	(308) 635-1020	MARGARET A. OLSEN
MARY KAY O’CONNOR				KEITH T. PETERS
THOMAS C. HUSTON				ANDREW R. WILLIS
DON R. JANSSEN
SUSAN KUBERT SAPP				________
KEVIN J. SCHNEIDER
ANDREW D. STROTMAN
JILL GOSSIN JENSEN			CHARLES E. WRIGHT, COUNSEL
STEVEN M. DELANEY			CHARLES M. PALLESEN JR., COUNSEL
ALAN E. PETERSON, COUNSEL
RICHARD P. JEFFRIES, COUNSEL

December 5, 2006

Mr. John P. Wilmers

President and Chief Executive Officer

Ballantyne of Omaha, Inc.

4350 McKinley Street

Omaha, Nebraska 68112

Re:                   Registration Statement on Form S-8

Dear Mr. Wilmers:

We have acted as legal counsel for Ballantyne of Omaha, Inc., a Delaware corporation (the “Company”) in connection with the Company’s preparation of the above referenced Registration Statement on Form S-8 (the “Form S-8”) being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) and  the prospectuses which are not filed, but are included as part of the Form S-8 (the “Prospectuses”).  The Form S-8 and the Prospectuses relate to: (1) the 2005 Outside Directors Stock Option Plan (300,000 shares), (2) the 2005 Employee Stock Purchase Plan (150,000 shares) and (3) the Restricted Stock Plan (250,000 shares) (and all of the shares that are to be offered and sold by the Company pursuant to the applicable plan and in the manner set forth in the respective plan, agreement, Form S-8 and Prospectuses).

In connection herewith, we have examined: (i) the Form S-8 and the Prospectuses; (ii) the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company; (iii) the corporate minutes and proceedings of the Company applicable to filing of the Form S-8; (iv) the option agreements; and (v) such other proceedings, documents and records as we deemed necessary or appropriate for the purposes of making this opinion.  In making such examinations, we have assumed the genuineness of all signatures on all documents and conformed originals to all copies submitted to us as conformed or photocopies.  In addition to such examination, we have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.  However, as to various questions of fact material to our opinion, we have relied upon representations, statements or certificates of officers, directors, or representatives of the Company or others.

Based upon the foregoing, we are of the opinion that: (i) the Company has been legally incorporated and is validly existing under the laws of the state of Delaware; and (ii) the shares issued pursuant to the 2005 Outside Directors Stock Option Plan, the 2005 Employee Stock Purchase Plan, and the Restricted Stock Plan, upon issuance and payment therefor, as contemplated by the respective plan, the Form S-8 and the Prospectuses, will be validly issued, fully paid and non-assessable common stock of the Company.

We hereby consent to the filing of the opinion as an exhibit to the Form S-8 and to any references to our firm in the Prospectuses. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cline, Williams, Wright, Johnson & Oldfather, L.L.P.
Cline, Williams, Wright, Johnson & Oldfather, L.L.P.